Exhibit 99.1

FOR IMMEDIATE RELEASE

October 18, 2007 Advance Display Technologies, Inc.
7334 South Alton Way, Suite F
Centennial, CO  80112

ADTI NAMES EXECUTIVE VICE PRESIDENT OF SALES & MARKETING / CTO

Denver, CO, October 18, 2007 -- Advance Display Technologies, Inc. (OTCBB—ADTI) today announced the appointment of Mr. Dwight E. (“Jody”) Thomas as the Company’s Executive Vice President of Sales and Marketing and Chief Technology Officer.  Jody Thomas brings a variety of relevant manufacturing, technology and industry experience to ADTI.  As a well known consultant in communications technology industries for the last 15 years, Mr. Thomas has provided consulting services to various audiovisual manufacturers, integrators and associated industry organizations, offering training, market development, product development and business development services. Early in 2007, Jody Thomas founded Emergent Communications Technology, Inc., a business focusing on emerging vertical technology applications and channel strategies that he continues to serve as President.

Mr. Thomas has provided business and product development consulting services to his clients, utilizing his broad range of experience in AV and IT systems integration, management processes, market analysis, facilities design, product support, development, training, rental services, and events staging. Particularly significant is his expertise in applying cutting edge technologies to organizational structures and businesses processes in order to improve business efficiencies and increase revenues and profitability.

Mr. Thomas has been actively involved in the professional audiovisual industry since 1989. He has been active in the leading industry trade association, ICIA/InfoComm (www.infocomm.org), where he previously served on the Board of Governors, and continues to serve as an adjunct faculty member and a frequent speaker, instructor and facilitator for the trade association’s educational offerings. He is also a former chairman and current member of the InfoComm Information Technology Council and member of its Professional Education and Training Committee, where he has been involved in curriculum development efforts for the association’s Installation School and its new AV / IT certification initiative. In addition to InfoComm, Mr. Thomas is a regular instructor at other industry trade shows, including the National Systems Contractor’s Association (NSCA, www.nsca.org) and Custom Electronic Design & Installation Association (CEDIA, www.cedia.org). He also co-authored the book "Basics of Audio and Video Systems Design" (ISBN 0939718197, Amazon.com).

ADTI President and CEO Matthew W. Shankle said, “We are very excited to have Jody’s capabilities and experience on board.  We expect that his wealth of knowledge in sales and marketing, channel development, product development and technology implementation will be invaluable going forward.  While Jody is actively involved in many aspects of our business, his principal focus will be to direct the Company’s sales and marketing strategy as we launch our proprietary outdoor LED display systems.”

For more information about Advance Display Technologies, please visit our website at http://www.advancedisplaytechnologies.com, or call Tudi Grierson at 1-303-267-0111.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the anticipated success of Mr. Thomas in leading marketing and sales for the company’s new proprietary technologies or its uses are “forward looking statements” that should not be relied upon.  Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time.  Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company.  Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected.  There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the company’s Form 10-K for the year ended June 30, 2007 which has been filed with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov.